Exhibit 10.3

EXECUTION VERSION

May 6, 2021

INPOINT JPM LOAN, LLC

375 Park Avenue, 33rd Floor New York, NY 10152 Attention: Jason Fruchtman & Marc Tolchin

Re:Maturity Date Extension Request

Ladies and Gentlemen:

Reference is made to that certain Uncommitted Master Repurchase Agreement, dated as of May 6, 2019, between INPOINT JPM LOAN LLC, a Delaware limited liability company (“Seller”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”) (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of April 14, 2021, the “Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.

1.	Maturity Date Extension Confirmation.

This letter shall serve as confirmation that (i) Seller has requested that Buyer extend the Maturity Date for a one year Extension Period pursuant to Article 3(n) of the Agreement, (ii) Buyer has agreed to grant a one year Extension Period pursuant to Article 3(n) of the Agreement, subject to Seller paying to Buyer an Extension Fee of $375,000, and Seller and Guarantor countersigning this letter, and (iii) from and after the date of this letter, the Maturity Date under the Agreement shall be, and is hereby, extended from the Initial Maturity Date of May 6, 2021 to the first extended Maturity Date of May 6, 2022. By signing this letter below, Seller hereby represents and warrants that, as of the date hereof, the Maturity Date Extension Conditions set forth in Article 3(n)(ii) of the Agreement have been satisfied.

2.	Miscellaneous.

A.This letter is a Transaction Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof. Guarantor hereby acknowledges and confirms that the Guarantee Agreement remains in full force and effect and reaffirms its obligations under the Guarantee Agreement.

B.All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement. THIS LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS LETTER, THE RELATIONSHIP OF THE PARTIES TO THIS LETTER, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS LETTER.

C.Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this letter or relating in any way to this letter and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this letter or relating in any way to this letter. The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 2(C) shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.

D.This letter may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” signed,” “signature,” and words of like import as used above and elsewhere in this letter or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Please indicate your acknowledgment of, and agreement to, the terms of this letter by executing and returning a counterpart of this letter to Buyer.

[SIGNATURE PAGES FOLLOW]

Very truly yours,

JPMORGAN CHASE BANK, NATIONAL

ASSOCIATION, a national banking association organized under the laws of the United States

_____________

By: /s/ Tom Cassino Name: Tom Cassino

Title:

Managing Director

SELLER:

INPOINT JPM LOAN LLC,

a Delaware limited liability company

By: /s/ Jason Fruchtman

Name: Jason Fruchtman

Title:  Authorized Signatory

ACKNOWLEDGED AND AGREED WITH RESPECT TO SECTION 2.A

GUARANTOR:

INPOINT COMMERCIAL REAL ESTATE INCOME, INC. a Maryland corporation

By: /s/ Jason Fruchtman

Name:  Jason Fruchtman

Title:  Authorized Signatory